Exhibit 10.1

CONTRACT CHIEF FINANCIAL OFFICER AGREEMENT

THIS CONTRACT CHIEF FINANCIAL OFFICER AGREEMENT (the “Agreement’) is dated as of the 10th day of January, 2019. It is made and entered into by and between nDivision Inc., a Nevada corporation, (the “Company”), and Andrew J. Norstrud (the “Contract CFO”).

RECITALS

WHEREAS, the Contract CFO has specialized financial skills, experience, accounting acumen, and knowledge to, among other matters, assist the Company with its financial reporting requirements and accounting systems;

WHEREAS, the Company is desirous of retaining the Contract CFO’s services as an independent contractor and the Contract CFO is desirous of formalizing a new relationship with the Company as an independent contractor;

WHEREAS, the Company is willing to enter into an agreement with the Contract CFO to provide services for the Company upon the terms and condition provided for hereinafter.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises made herein and certain additional valuable consideration, as provided for hereafter, it is AGREED, that

1. SERVICES.

The Company hereby engages the Contract CFO to provide the Services (as defined below) to the Company and the Contract CFO agrees to provide the Services, all on the terms and subject to the conditions set forth in this Agreement. The Company is engaging the Contract CFO to provide services which are traditionally associated with the functions of a Chief Financial Officer of a company with a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The “Services” shall include, without limitation, the following services (a) regularly consulting with the Company's Board of Directors, officers of the Company, and the heads of the Company’s administrative staff, at reasonable times; (b) overseeing all aspects of the Company's financial reporting and accounting systems; (c) preparing, reviewing and approving the Company’s quarterly, annual and interim financial statements and reports filed with the Securities and Exchange Commission, including any required certifications; (d) assisting the Company with its annual year-end audit and communicating with the Company’s independent auditors; (e) overseeing the financial operations of the Company, including subsidiaries; (f) designing, implementing, monitoring and maintaining reliable control systems in accordance with applicable laws and regulations, including those issued under the Exchange Act, and (g) such other duties and responsibilities as may be reasonably requested by the Board of Directors or Chief Executive Officer of the Company from time to time. In net, the Contract CFO acts as an external part-time CFO/Controller providing the Company with the support necessary to complete the financial reporting responsibilities of the business.

Contract CFO agrees to render all services under this Agreement in a professional and business-like manner and in full accordance with the terms and conditions of this Agreement. During the Contract term of this Agreement, Contract CFO shall devote his energy, skill and best efforts to promote the Company’s business and affairs and to perform his duties hereunder. The Contract CFO represents and warrants to the Company that he is experienced and knowledgeable in business and financial matters in general, that his educational and business experience is otherwise as set forth on Exhibit A to this Agreement, and that he is knowledgeable and experienced with respect to the requirements of the Exchange Act and associated regulations as such may be applicable to the Company.

2. COMPENSATION AND TERM.

The Company shall pay the Contract CFO for his loyal and consistent services as follows:

2.1 REMUNERATION AND TERM. The initial term of this Agreement shall be for a period starting January 1, 2019 and extending through February 28, 2020. This Agreement will automatically renew for a one-year period unless either party notifies the other party within 60 days prior to March 31, 2019 that it does not intend to renew this Agreement. In consideration for rendering the Services, the Contract CFO will be paid $7,500 per month. The $7,500 payment is due at the end of each month following the rendering of Services to the Company and receipt by the Company of an invoice from the Contractor CFO.

2.2 STOCK COMPENSATION. The Company has previously issued to the Contract CFO a nonqualified option to purchase up to 300,000 shares of the common stock of the Company, par value $0.001 per share. The term of this option was 10 years with an exercise price of $0.375 per share, the options vest monthly over a three-year period, and the option were granted on terms and conditions consistent with the Company’s 2018 Equity Incentive Plan. These options were represented by a separate award agreement issued pursuant to the 2018 Equity Incentive Plan. The Contract CFO may be eligible to receive additional stock or other equity awards at the sole discretion of the compensation committee of the Company’s Board of Directors during the term of this Agreement.

3. INDEPENDENT CONTRACTOR STATUS.

The Contract CFO is an independent contractor. The Contract CFO shall not be deemed for any purpose to be an employee or agent of Company, and neither party shall have the power or authority to bind the other party to any contract or obligation. The Contract CFO is not entitled to unemployment insurance or workers compensation insurance or to otherwise participate in any employee benefit programs which are currently offered by the Company or any subsidiary or may be offered in the future and the Contract CFO shall be solely responsible for timely remittance to appropriate authorities of all federal, state, and local taxes and charges incident to the provision of and payment of compensation for Services, and to the operation of the Contract CFO’s business, including but not limited to payment of worker’s compensation insurance premiums, social security taxes (FICA, FUTA, OASDI, Medicare hospitalization), and federal and state income taxes (including quarterly estimated taxes). THE CONTRACT CFO CONSULTANT SHALL NOT HOLD HIMSELF OUT OR OTHERWISE REPRESENT HIMSELF TO ANY PERSON OR ENTITY AS ANYTHING OTHER THAN AN INDEPENDENT CONTRACT CFO OF THE Contract CFO

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COMPANY, REGARDLESS OF ANY TITLE OR DESIGNATION THAT THE CONTRACT CFO MAY HOLD WITH THE COMPANY.

Notwithstanding the foregoing, the Company will include the Contract CFO in the following corporate insurance policies if maintained by the Company: Primary and Excess D&O.

4. BEST EFFORTS OF CONTRACT CFO.

The Contract CFO will devote a minimum of 40 hours per month to the business of the Company and to all of the duties that may be required by the terms of this Agreement to the reasonable satisfaction of the Company. The Contract CFO shall at all times faithfully, with diligence and to the best of his ability, experience and talents, perform all the duties that may be required of and from him pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Company. Such Services shall be rendered at such place or places as the Company shall in good faith require or as the interest, needs, business or opportunities of the Company shall require and shall otherwise be in accordance with specifications established by the Company. The Services shall be performed in accordance with, and shall not violate, applicable laws, rules or regulations and shall be performed, at a minimum, in accordance with standards prevailing in the industry at the time of performance. If necessary for the Contract CFO to perform the Services, the Contract CFO shall obtain all permits or permissions required to comply with applicable laws, rules or regulations.

5. EXPENSES.

The Contract CFO is authorized to incur reasonable business expenses on behalf of the Company in connection with the performance of the Services; however, any individual expense greater than $1,000 or aggregate expenses incurred during a thirty (30) day period greater than $2,000 must be pre-approved by the Company’s Chief Executive Officer or in his absence, the Company’s Chief Administrative Officer. The Company shall reimburse the Contract CFO for all such expenses on the presentation by the Contract CFO, from time to time, of an itemized account of such expenditures in accordance with the guidelines set forth by the Internal Revenue Service for travel and entertainment and other business expense.

6. DISABILITY.

6.1 Should the Contract CFO, by reason of illness or incapacity, be unable to perform the Services for a period of up to and including a maximum of a thirty (30) day period, the compensation payable to him for and during such period under this Agreement shall be unabated. If such illness or incapacity continues for more than thirty (30) days, the Board of Directors shall have the right to determine the incapacity of the Contract CFO for the purposes of this provision, and any such determination shall be evidenced by its written opinion delivered to the Contract CFO. Such written opinion shall specify with particularity the reasons supporting such opinion and be manually signed by at least a majority of the Board.

6.2 Upon delivery of such written opinion to the Contract CFO, the Contract CFO's compensation thereafter shall be reduced to zero. Upon the Contract CFO return to providing Services and the approval of the Board of Directors, the Contract CFO shall be entitled to receive full compensation

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upon the regular discharge of his full duties hereunder. Should the Contract CFO be absent from providing the Services for whatever cause for a continuous period of more than thirty (30) days, the Company may terminate this Agreement and all obligations of the Company hereunder shall cease upon such termination.

7. TERMINATION.

7.1. The Contract CFO may terminate this Agreement by giving the Company ninety (90) days’ prior notice to the Company. The Company may terminate this Agreement by giving the Contract CFO ninety (90) days’ prior notice.

7.2. The Company may terminate this Agreement immediately, without penalties, in the event of the Contract CFO’s willful misconduct, malfeasance, gross negligence or other like conduct adversely affecting the best interests of the Company, including, without limitation, (i) the failure or neglect by the Contract CFO to perform the Services in accordance with the terms and conditions of this Agreement; (ii) the commission of any felony, including, without limitation, any fraud against the Company, any of its affiliates, clients or customers of the Company; (iii) actions taken by the Contract CFO that is believed to not be in the best interest of the Company, its shareholders or is likely to violate applicable laws or regulations which may be applicable to the Company or the Contract CFO, and (iv) the Contract CFO’s breach of the terms and conditions of this Agreement.

8. CONFIDENTIALITY AND OTHER RESTRICTIONS.

8.1 The Contract CFO acknowledges and agrees that any and all information concerning the Company’s business which, at the time of disclosure, is not generally known by the public is confidential and proprietary (“Confidential Information”) and the Contract CFO agrees he will not during the term of this Agreement and for a period of three (3) years following the termination of this Agreement for any reason, duplicate, use or disclose any such Confidential Information, unless such duplication, use or disclosure is specifically authorized by the Board of Directors or Chief Executive Officer of the Company or otherwise specifically contemplated by this Agreement and the performance of the Services. Confidential Information includes, but is not limited to, customer requirements, business procedures, price lists or pricing information, financial data, customer lists, prospective customer lists and business plans of the Company and its subsidiaries. Notwithstanding the foregoing, the Contract CFO acknowledges and agrees that all Confidential Information, including, without limitation, formulae, patterns, compilations, programs, devices, methods, techniques, or processes, from which the Company derives independent economic value (actual or potential) because they are not generally known to or readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and which the Company makes reasonable efforts to maintain secret, shall be deemed a Trade Secret under state and federal law. As such, the Contract CFO agrees he will not during the term of this Agreement and thereafter disclose any Company Trade Secret for his own benefit or the benefit of any third-party without the express written consent from the Company, until such time as that Trade Secret shall have properly become known to the general public. The Contract CFO acknowledges and agrees that certain information he will receive while performing the Services will be considered “material non-public information” under Federal securities laws and regulations and agrees he will

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not engage in any transactions in the Company’s securities, either during the term of this Agreement or following its termination, while in possession of such material non-public information or otherwise in violation of such securities laws and regulations. The Contract CFO further acknowledges and agrees he will, as an officer of the Company, be subject to the Company’s Insider Trading Policy, as such may be amended from time to time, and agrees to fully comply with the terms and conditions of such policy.

8.2 Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement:

(a) The Contract CFO will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (i) is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(b) If the Contract CFO files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Contract CFO may disclose the Company’s trade secrets to his attorney and use the trade secret information in the court proceeding if he: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

8.3 The parties to this Agreement acknowledge and agree nothing in this Agreement prohibits the Contract CFO from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Contract CFO does not need the prior authorization of the Company to make any such reports or disclosures and is not required to notify the Company any such reports or disclosures have been made.

8.4 Non-Competition and Non-Solicitation. The parties acknowledge that by virtue of the relationship contemplated by this Agreement the Contract CFO will be granted immediate access to the Company's Trade Secrets, business methods, technologies, other Confidential Information, and associated goodwill. Therefore, in order to protect the Company's legitimate business interests, the Contract CFO agrees that during the term and continuing for twelve (12) months after the cessation of this Agreement for any reason, (subject to automatic extension by one day for each day the Contract CFO is in violation of this Section 8.4), the Contract CFO shall not, directly or indirectly, either alone or in association with others (other than with Company) anywhere in the Restricted Territory induce, request, or encourage any employee, consultant, officer, or director of the Company or its affiliates, or any existing customer, new customer, supplier, licensee, subcontractor or other business relation of the Company to cease or reduce doing business with the Company, or in any way interfere or attempt to interfere with such business relationship. The parties acknowledge and agree that the nature and scope of the Company's business is national. Therefore, as used in this Agreement, the term “Restricted Territory” means that territory where the Company either (A) has existing customers and is doing business or (B) is actively planning

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to do business as of the termination of this Agreement, and the Contract CFO learned of such plans through the receipt of Confidential Information and/or Trade Secrets.

9. RETURN OF DOCUMENTS.

The Contract CFO acknowledges that he has no right to or interest in the work or work product resulting from the Services performed hereunder or any of the documents, reports or other materials created by the Contract CFO in connection with such Services, nor any right to or interest in any copyright therein. The Contract CFO acknowledges that the Services and any products thereof (“Work Product”) have been specifically commissioned or ordered by the Company as “works made for hire” and that the Company is therefore deemed to be the author of and is the owner of all rights in and to such Work Product. In the event Work Product, or any portion thereof, are for any reason deemed not to have been works made for hire, the Contract CFO hereby assigns to the Company any and all right, title and interest, whether known or unknown, he may have in and to such Work Product and agrees to execute such instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain and protect the Company’s ownership of such Product and all other rights, title and interest therein.

On termination of the Contract CFO’s services with the Company for any reason, or at any time upon the request of the Company or its affiliates, the Contract CFO shall return to the Company all documents, including all copies thereof, and all other property relating to the business or affairs of the Company, including, without limitation, equipment, customer lists, agents or representatives lists, commission schedules and information manuals, letters, materials, reports, lists and records (all such documents and other property being hereinafter referred to collectively as the “Materials”), in his possession or control, no matter from whom or in what manner he may have acquired such property and certificate in writing to the Company that he has complied with these requirements . The Contract CFO acknowledges and agrees that all of the Materials are property of the Company and releases all claims of right of ownership thereto.

10. BLUE-PENCIL.

If any court of competent jurisdiction shall at any time deem the term of any of the covenants and undertakings of the Contract CFO under Sections 7, 8 and 9 herein too lengthy, the other provisions of those Sections 7, 8 and 9 shall nevertheless stand, the period of restriction shall be deemed to be the longest period permissible by law under the circumstances. The court in each case shall reduce the period of restriction to permissible duration.

11. INDEMNIFICATION BY CONTRACT CFO.

THE CONTRACT CFO SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SHAREHOLDERS AND AFFILIATES AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, AND LIABILITY OF EVERY KIND, INCLUDING ALL EXPENSES OF LITIGATION, COURT COSTS, AND REASONABLE ATTORNEYS’ FEES, ARISING OUT OF EITHER NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH THE SERVICES PROVIDED BY THE CONTRACT CFO UNDER THIS AGREEMENT.

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12. ASSIGNMENT OF CONTRACT.

The Contract CFO may not assign his rights under this Agreement without the written consent of the Company. The Company may assign its rights under this Agreement without the consent of the Contract CFO.

13. GOVERNING LAW.

This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflict of laws. Each of the parties waives any right to object to the jurisdiction or venue of such courts or to claim that such courts are an inconvenient forum.

14. ENTIRE AGREEMENT AMENDMENT.

This Agreement constitutes the entire agreement, representation and understanding of the parties hereto with respect to the subject matter hereof, and no amendment or modification shall be valid or binding unless made in writing and signed by the parties to this Agreement. This Agreement supersedes any and all other agreements, either oral or written, between the Company and the Contract CFO with respect to the subject matter hereof, and contains all of the covenants and agreements between the parties relating in any way to the Contract CFO’s Services for the Company.

15. NOTICES.

All notices or other communications required or permitted hereunder shall be in writing. All notices or other required or permitted communications shall be delivered or sent, as the case may be, to the address set forth on the signature page hereto or to any other address which the party notifies the other party of in writing, by any of the following methods: (i) personal delivery; (ii) overnight commercial carrier; or (iii) registered or certified mail, postage prepaid, return receipt requested. Receipt and effective delivery shall occur upon the earlier of the following: (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if delivered by overnight commercial earner, one day following the receipt of such communication by such carrier from the sender as shown on the sender’s delivery invoice from such carrier; or (c) if mailed, two (2) business days after the date of posting by the United States post office. No notice or other required or permitted communication shall be effective unless and until received.

16. MODIFICATION AND WAIVER.

No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and signed by the Company and the Contract CFO. No course of dealing between the Company and the Contract CFO, nor any waiver by the Company of a breach of any provision of this Agreement, or delay in exercising any right under this Agreement, shall operate or be construed as a waiver of any subsequent breach by the Contract CFO.

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17. REMEDIES FOR BREACH.

17.1 The Contract CFO recognizes and acknowledges that the remedy at law for a breach by the Contract CFO of any of the covenants contained in this Agreement shall be inadequate. The Contract CFO agrees that the Company, in addition to all other legal and equitable remedies it may have, shall have the right to injunctive relief to enforce the provisions of this Agreement if there is such a breach or threatened breach. The Company hereby expressly reserves the right to offset any costs it incurs as a result of any breach of this Agreement by the Contract CFO against any amounts payable to the Contract CFO hereunder and the right to terminate this Agreement upon written notice for a breach of this Agreement by the Contract CFO. Both parties shall have all other rights and remedies available at law or in equity for a breach or threatened breach of this Agreement. The Contract CFO agrees that all sums payable to it under this Agreement shall be available to the Company to satisfy the Contract CFO’s breach of this Agreement and to satisfy the Contract CFO’s indemnity agreement set forth herein. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorneys’ fees from the other party.

17.2 Arbitration. Any dispute or controversy arising out of, relating to, or concerning this Agreement or the relationship between the Contract CFO and the Company shall be submitted to and decided by binding arbitration to be held in Dallas County, Texas in accordance with the dispute resolution rules then in effect of the American Arbitration Association (“AAA”). The rules may be found on the AAA website at https://www.adr.org/Rules. The parties may also call the AAA at (800) 778-7879 with questions about the arbitration process. Discovery in any arbitration proceeding shall be conducted according to the AAA dispute resolution rules then in effect, and the arbitrator has the power to order discovery upon a showing that discovery is necessary for a party to have a fair opportunity to present a claim or defense.

The parties expressly intend and agree that: (a) class action and representative action procedures shall not be asserted, nor will they apply, in any arbitration pursuant to this Agreement; (b) each will not assert class action or representative action claims against the other in arbitration or otherwise; and (c) the parties shall only submit their own, individual claims in arbitration and will not seek to represent the interests of any other person. Further, the parties expressly intend and agree that any claims brought against the other party will not be joined, consolidated, or heard together with claims of any other person.

The arbitrator may grant injunctions or other relief in any dispute or controversy. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Company and the Contract CFO shall each pay for their own counsel fees and expenses, and arbitrator may award attorneys’ fees. The arbitrator may award any remedies that would otherwise be available to the parties if the dispute were brought in a court.

This arbitration clause constitutes a waiver of the parties’ rights to a jury trial and relates to the resolution of all grievances and disputes relating to all aspects of the Contract CFO/Company relationship including any and all claims arising under tort, contract, and/or quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious

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interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, fraud, defamation, slander, libel, false imprisonment, negligent or intentional infliction of emotional distress.

A court of competent jurisdiction within Dallas County, Texas shall decide any dispute over the enforceability or validity of this Arbitration clause.

18. REMOVAL OF ILLEGAL, INVALID-OR UNENFORCEABLE PROVISIONS.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision may be removed. Thereafter, the Agreement shall be considered to be legal, valid or enforceable provision as though the removed provision had never comprised a part of the Agreement. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by their removal from this Agreement.

19. NO PARTNERSHIP OR JOINT VENTURE.

Nothing in this Agreement is either intended and should not in any way be construed to create any form of joint venture, partnership or agency relationship of any kind between the Company and the Contract CFO. The parties expressly disclaim any intention of any kind to create any such relationship between themselves.

20. INDEMNIFICATION OF CONTRACT CFO.

The Contract CFO shall be entitled to indemnification and defense by the Company to the full extent allowed by law, subject to and in accordance with the execution of the Company’s customary Indemnification Agreement—as established from time to time by the Company’s Board of Directors—to protect the Company’s officers and directors in the ordinary and prudent exercise of their duties to the Company—including the benefits of any insurance coverage that the Company may purchase or have in effect. To the extent that any such insurance coverage may not be sufficient or applicable, the Contract CFO shall have the right to reimbursement and indemnification by the Company, in accordance with the Company’s Indemnification Agreement in effect at the time of any relevant loss or claim. Nothing in this Agreement shall be deemed to alter, amend, limit, or vary any of the terms of the Company’s duly approved Indemnification Agreement or its effective date, as modified from time to time within the sole discretion of the Company’s Board of Directors.

SIGNATURES NEXT PAGE

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed as of the date first set forth above.

NDIVISION, INC.

(“The Company”)

/s/ Alan Hixon________

By: Alan Hixon_______

Title: CEO

Address for Notice:

nDivision Inc.

4925 Greenville Avenue, Suite 200

Dallas, TX 75206

ANDREW J. NORSTRUD

("Contract CFO")

/s/ Andrew Norstrud

Address for Notice:

Norco Professional Services, LLC

13046 Race Track road Suite #107

Tampa, FL 33626

Contract CFO Agreement Signature Page